Exhibit 99.1


            Kerr-McGee CEO Luke Corbett to Speak at Lehman Conference
            ---------------------------------------------------------

     Oklahoma City, Aug. 28, 2003 - Luke R. Corbett, chairman and chief executive officer of Kerr-McGee Corp. (NYSE: KMG), will discuss the company's oil and gas operations at the Lehman Brothers CEO Energy/Power Conference. Corbett's presentation is scheduled for 8:40 a.m. EDT Wednesday, Sept. 3.
     Interested parties may listen to the presentation via Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be temporarily archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561